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                                                           Exhibit 23.2


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 14, 2000 with respect to the consolidated financial statements of ThermoView Industries, Inc.; our report dated January 15, 1999 with respect to the financial statements of NuView Industries, Inc.; our report dated March 5, 1999 with respect to the combined financial statements of Thomas Construction; our report dated May 21, 1999 with respect to the financial statements of Precision Window Mfg., Inc.; and our report dated May 21, 1999 with respect to the combined financial statements of The Thermo-Shield Companies, included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-84575) and related Prospectus of ThermoView Industries, Inc. for the registration of shares of its common stock.


                                       /s/ Ernst & Young LLP


Louisville, Kentucky
May 12, 2000